Alexion Provides Update on Form 10-Q Filing

NEW HAVEN, Conn., November 9, 2016- Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced that it has filed with the U.S. Securities and Exchange Commission (SEC) a Form 12b-25 Notification of Late Filing with regard to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The Audit and Finance Committee of the Board of Directors is conducting an investigation into allegations that recently have been made by a former employee with respect to the Company’s sales practices of Soliris® (eculizumab). Specifically, the Audit and Finance Committee is investigating whether Company personnel have engaged in sales practices that were inconsistent with Company policies and procedures and the related disclosure and other considerations raised by such practices. The Audit and Finance Committee has retained outside counsel to assist it in the investigation.

At this point in time, the Audit and Finance Committee’s investigation has not identified instances where Soliris orders were not placed by customers for patients or any facts that require the Company to update its previously reported historical results. The Audit and Finance Committee and its counsel are working diligently to complete the investigation, but at this time it is uncertain when this investigation will be complete and what the results of such investigation will be.

The delayed filing does not affect Alexion’s ability to serve existing or new patients worldwide or to progress the Company’s clinical development programs.

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About Alexion

Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion developed and commercializes Soliris® (eculizumab), the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. As the global leader in complement inhibition, Alexion is strengthening and broadening its portfolio of complement inhibitors, including evaluating potential indications for eculizumab in additional severe and ultra-rare disorders. Alexion’s metabolic franchise includes two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare disorders, Strensiq® (asfotase alfa) to treat patients with hypophosphatasia (HPP) and Kanuma® (sebelipase alfa) to treat patients with lysosomal acid lipase deficiency (LAL-D). In addition, Alexion is advancing the most robust rare disease pipeline in the biotech industry with highly innovative product candidates in multiple therapeutic areas. This press release and further information about Alexion can be found at: www.alexion.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as “anticipate,” “believe,” “expect,” “will,” or similar expressions. A number of important factors could cause actual results of the Company to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) risks relating to the internal investigation being conducted by the Audit and Finance Committee; (ii) legal proceedings and government investigations relating to the subject of the Audit and Finance Committee’s investigation or related matters; (iii) the risk that these or other risk factors impact the expected timing of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016; (iv) the risk that the failure by the Company to file the 10-Q in a timely manner could lead to a default under certain of the Company’s indebtedness; and (v) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, and other risk factors identified herein or from time to time in the Company’s periodic filings with the SEC. The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Alexion Contacts:

Media
Stephanie Fagan, 475-230-3777
Senior Vice President, Corporate Communications

Kim Diamond, 475-230-3775
Executive Director, Corporate Communications

Investors
Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations